                                                                     EXHIBIT 2.1

                       PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                            WESTERNBANK PUERTO RICO,

                             WESTERN INTERIM BANK,

                                      AND

                            W HOLDING COMPANY, INC.

                               TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  ----
ARTICLE I  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Section 1.01.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II  THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Section 2.01.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Section 2.02.  Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Section 2.03.  Certificates After the Effective Date   . . . . . . . . . . . . . . . . . .   4

     Section 2.04.  Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

     Section 2.05.  Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III  UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     Section 3.01.  Bank Stockholder Approval   . . . . . . . . . . . . . . . . . . . . . . . .   6

     Section 3.02.  Holding Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . .   7

     Section 3.03.  Interim Bank Stockholder Approval   . . . . . . . . . . . . . . . . . . . .   7

     Section 3.04.  Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Section 3.05.  Securities Law Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Section 3.06.  Other Undertakings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE IV  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     Section 4.01.  Conditions Precedent to the Merger  . . . . . . . . . . . . . . . . . . . .   9

     Section 4.02.  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE V  TERMINATION AND DEFERRAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

     Section 5.01.  Termination of the Merger   . . . . . . . . . . . . . . . . . . . . . . . .   10

     Section 5.02.  Deferral of Effective Date  . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VI  APPRAISAL RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

     Section 6.01.  Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE VII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

     Section 7.01.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

     Section 7.02.  Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                       PLAN OF MERGER AND REORGANIZATION

         This PLAN OF MERGER AND REORGANIZATION (this "Plan"), dated as of February 3, 1999, is entered into by and among WESTERNBANK PUERTO RICO, a commercial bank organized under the laws of the Commonwealth of Puerto Rico (the "Bank"), and, upon organization, WESTERN INTERIM BANK, an interim commercial bank organized under the laws of the Commonwealth of Puerto Rico for the sole purpose of consummating the transactions provided for herein (the "Interim Bank"), and, upon organization, W HOLDING COMPANY, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("Holding").

         WHEREAS, the Bank is a commercial bank duly organized and validly existing under the Banking Law of the Commonwealth, 7 L.P.R.A.Section 1-204a, (the "Banking Law"), with its principal office and place of business at 19 West McKinley Street, Mayaguez, Puerto Rico, with an authorized capital stock consisting of (i) 75,000,000 shares of common stock, par value $1.00 per share, of which 42,080,309 shares were issued and outstanding as of January 29, 1999 and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 1,219,000 shares have been designated Bank Series A Preferred Shares, all of which were issued and outstanding as of January 29, 1999;

         WHEREAS, the Interim Bank will be chartered as a commercial bank duly organized and validly existing under the Banking Law, with its principal office at the same address as that of Bank, with an authorized capital stock consisting of 5,000 shares of common stock, par value $5,000.00 per share, up to 1,000 shares of which will be issued prior to the consummation of the transactions described herein to be held by Holding (except for any shares that may be required to be held by the directors of the Interim Bank as directors' qualifying shares); and

         WHEREAS, Holding is a general business corporation organized under the laws of the Commonwealth, with its principal office at the same address as that of Bank, and having an authorized capital stock consisting of 300,000,000 shares of common stock, par value $1.00 per share and 20,000,000 shares of preferred stock, par value $1.00 per share, of which 1,219,000 shares will be designated as Holding Series A Preferred Shares; and

         WHEREAS, the Bank, the Interim Bank and Holding desire to establish a bank holding company structure and in order to implement that desire, the Boards of Directors of the Bank, the Interim Bank and Holding have each respectively agreed to a merger of the Interim Bank with and into the Bank (the "Merger") and the issuance of Holding Common Shares and Holding Series A Preferred Shares, as hereinafter defined, as consideration for value received by Holding in the Merger in the form of capital stock of the Continuing Bank, as hereafter defined;

         NOW, THEREFORE, in consideration of the mutual agreements herein and other valuable consideration, the Bank, the Interim Bank and Holding hereby make this Plan and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, including the rights and obligations of the parties in connection therewith, as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. The following terms, as used herein, have the following respective meanings:

         "Bank" means Westernbank Puerto Rico prior to the Effective Date and the Continuing Bank on and after the Effective Date.

         "Bank Common Shares" means the shares of common stock of the Bank, par value $1.00 per share.

         "Bank Series A Preferred Shares" means the shares of 7.125% Non-Cumulative, Convertible Preferred Stock, 1998 Series A, liquidation preference $25.00 per share, par value $1.00 per share.

         "Commissioner" means the Commissioner of Financial Institutions of the Commonwealth.

         "Commonwealth" means the Commonwealth of Puerto Rico.

         "Continuing Bank" means Westernbank Puerto Rico, the surviving bank in the Merger, on and after the Effective Date.

         "Dissenting Shares" shall have the meaning set forth in Section 6.01.

         "Effective Date" shall have the meaning set forth in Section 4.02.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Holding" means W Holding Company, Inc., a general business corporation organized under the laws of the Commonwealth.

         "Holding Common Shares" means the shares of common stock of Holding, par value $1.00 per share.

         "Holding Series A Preferred Shares" means the shares of the 7.125% Non- Cumulative, Convertible Preferred Stock, Series A, liquidation preference $25.00 per share, par value $1.00 per share, of Holding.

         "Interim Bank" means Western Interim Bank, a commercial bank to be organized under the laws of the Commonwealth for the sole purpose of consummating the transactions provided for herein.

         "Merger" shall have the meaning set forth in the Recitals hereto.

         "Prospectus" shall have the meaning set forth in Section 3.04(b).

         "Proxy Statement" shall have the meaning set forth in Section 3.04(a).


                                   ARTICLE II

                                   THE MERGER

         Section 2.01. Merger. On the Effective Date, the Interim Bank shall be merged with and into the Bank, and the Bank shall be the surviving entity and receive into itself the Interim Bank pursuant to the provisions of, and with the effects provided in, Section 15 of the Banking Law.

         Section 2.02.  Conversion.  Upon the Effective Date:

                        (a) Each Bank Common Share issued and outstanding immediately prior to the Effective Date shall, without any further action on the part of the Bank, Holding, or any other person, constitute and be converted into and there shall be allocated to the record holder thereof a Holding Common Share, and each Bank Series A Preferred Share issued and outstanding immediately prior to the Effective Date shall, without any further action on the part of the Bank, Holding, or any other person, constitute and be converted into and there shall be allocated to the record holder thereof a Holding Series A Preferred Share.

                             (i) Such conversion and allocation shall not in any way preclude or prevent any holder of Bank Common Shares and/or Bank Series A Preferred Shares from exercising his or her statutory right to dissent from the Merger and to receive from the Continuing Bank payment of the value of his or her Bank Common Shares and/or Bank Series A Preferred Shares and such other rights and benefits as are provided by law.

                             (ii) On the Effective Date, each outstanding certificate, which theretofore had represented Bank Common Shares, shall henceforward be deemed for all corporate purposes as evidence of the ownership of an equal number of Holding Common Shares into which the Bank Common Shares have been so converted, and each outstanding certificate, which theretofore had represented Bank Series A Preferred Shares, shall henceforward be deemed for all corporate purposes as evidence of the ownership of an equal number of Holding Series A Preferred Shares into which the Bank Series A Preferred Shares have been so converted

                        (b) Each share of common stock of the Interim Bank issued and outstanding on the Effective Date shall without any further action on the part of the Bank, the Interim Bank, Holding, or any other person constitute and be converted into and there shall be allocated to Holding the same number of shares of common stock of the Continuing Bank.

         Section 2.03. Certificates After the Effective Date. At any time after the Effective Date, any holder of one or more of the certificates that prior to the Effective Date had represented Bank Common Shares or Bank Series A Preferred Shares may surrender such certificate or certificates in proper form to Holding or to its transfer agent and receive in exchange therefor a certificate bearing the name and representing an identical number of Holding Common Shares or Holding Series A Preferred Shares, as the case may be.

     Section 2.04. Stock Options. On the Effective Date, each outstanding option to purchase Bank Common Shares under the Bank's stock option plans will be assumed by Holding. Each such option will be exercisable in accordance with its existing terms for the same number of Holding Common Shares as the number of Bank Common Shares subject to such option. Holding and the Bank shall make appropriate amendments to the existing stock option plans to reflect the adoption of those plans as the stock option plans of Holding without adverse effect upon the options outstanding under the existing stock option plans.

         Section 2.05.  Effects of the Merger.  Upon the Effective Date:

                        (a) The name of the Continuing Bank shall be "Westernbank Puerto Rico."

                        (b) The restated charter of the Bank immediately prior to the Effective Date shall be the restated charter of the Continuing Bank, except that Article Sixth of the Certificate of Incorporation of the Interim Bank shall replace Article Sixth of the Bank's restated charter and the certificate of corporate resolution that sets forth the designation of the Bank's Series A

         Preferred Shares shall be deleted. The by-laws of the Continuing Bank shall be the by-laws of the Bank immediately prior to the Effective Date.

                        (c) The authorized capital stock of the Continuing Bank initially shall be 5,000 shares of common stock, $5,000.00 par value per share, up to 1,000 shares of which shall be outstanding upon the Effective Date.

                        (d) The main office, principal place of business, officers and other personnel of the Continuing Bank shall be the same as the main office, principal place of business, officers and other personnel of the Bank immediately prior to the Effective Date.

                        (e) The Continuing Bank shall thenceforth enjoy all the rights, privileges and franchises and shall be subject to all the restrictions, obligations and duties of the Bank and the Interim Bank, except for the alterations provided herein.

                        (f) Each and all of the property, shares, rights, franchises, powers and privileges of the Bank and the Interim Bank shall become the property of the Continuing Bank, and the Continuing Bank shall have, as regards such property, shares, rights, franchises, powers and privileges, the same rights as the Interim Bank and the Bank each possessed.

                        (g) The Continuing Bank shall assume each and every obligation of the Bank and the Interim Bank and shall have all the obligations and shall be liable for all debts and the fulfillment of all contracts and obligations of the Bank and the Interim Bank, just as they were prior to the Effective Date. Any reference to the Bank or the Interim Bank in any contract, will or document, whether executed or taking effect before or after the Merger, shall be considered a reference to the Continuing Bank if not inconsistent with the other provision of the contract, will or document. The stockholders of the Bank and the Interim Bank shall continue to be subject to the same obligations, claims and demands as existed against them, if any, on or before the Effective Date.

                        (h) All suits, actions or other proceedings pending in any court on the Effective Date shall continue to their termination just as if the Merger had not taken place.

                        (i) The initial directors of the Continuing Bank shall consist of the directors of the Bank immediately prior to the Effective Date (the names and addresses of the seven current directors of the Bank as of the date hereof are listed in Appendix I attached hereto), which directors shall hold office in the Continuing Bank, unless sooner removed or disqualified, until the end of their terms to which they have been elected at the Bank, as set forth in

         Appendix I and until their successors are elected or are appointed in accordance with the by-laws of the Continuing Bank and have qualified.

                        (j) All deposit accounts of the Bank immediately prior to the Effective Date shall be and will remain deposits in the Continuing Bank without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal rates. At the Effective Date, the Continuing Bank will continue to issue deposit accounts on the same basis as the Bank immediately prior to the Effective Date.


                                  ARTICLE III

                                  UNDERTAKINGS

         Section 3.01. Bank Stockholder Approval. The Bank undertakes to submit the Plan for consideration to its stockholders at a meeting called for this purpose pursuant to Section 15(c) of the Banking Law, or in any other manner permitted by law. Without limiting the preceding sentence, the Bank agrees (unless such action is not required by law):

                        (a) To send to the post-office address of each of the holders of issued and outstanding Bank Common Shares and Bank Series A Preferred Shares a written notice of such meeting not less than thirty days prior to the date fixed for the meeting. The notice shall specify the hour, date, place and purpose of the meeting at which this Plan will be considered.

                        (b) To hold a vote of the stockholders at said meeting, in which each Bank Common Share shall entitle each holder thereof to one vote to be cast by the stockholder in person or by proxy and in which each Bank Series A Preferred Share shall entitle each holder thereof to vote in person or by proxy proportionately based upon the liquidation preference associated with such Bank Series A Preferred Share.

                        (c) To cause its secretary to certify under the seal of the Bank that (i) the Plan has been approved by the vote of the directors of the Bank, and (ii) the Plan has been approved by the votes of at least three-fourths (3/4) of the Bank Common Shares and at least three-fourths (3/4) of the aggregate liquidation preference associated with the Bank Series A Preferred Shares, voting as separate classes, if the Plan has been so approved.

                        (d) To submit the Plan as certified pursuant to subsection (c) of this Section 3.01, with a certification under seal by the Secretary of Interim Bank as to the approval of the Plan by Holding as sole stockholder of Interim Bank, to the Commissioner for his approval or disapproval.

         Section 3.02. Holding Stockholder Approval. The Bank will vote all of its shares of common stock of Holding in favor of approval of the Plan acting by written consent.

         Section 3.03. Interim Bank Stockholder Approval. Holding will vote all of its shares of common stock of the Interim Bank in favor of the approval of the Plan acting by written consent.

         Section 3.04. Regulatory Approvals. Each of the Bank, the Interim Bank and Holding shall (i) proceed expeditiously and cooperate fully in determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Date from, governmental or regulatory authorities of the Commonwealth and the United States (collectively, the "Regulatory Approvals") in connection with the execution and delivery of the Plan and the consummation of the transactions contemplated hereby; and (ii) timely make all such filings and timely seek all Regulatory Approvals; and
(iii) take all other action and do all things necessary or appropriate to consummate and make effective all transactions contemplated by this Plan as soon as possible.

         Section 3.05.  Securities Law Matters.

                        (a) The Bank undertakes to prepare and file promptly a proxy statement (the "Proxy Statement") which complies with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the FDIC and which complies with all applicable federal, state and Puerto Rico law requirements for the purpose of submitting the Plan to its stockholders for approval.

                        (b) Holding and the Bank undertake to prepare a Prospectus (the "Prospectus") related to the Holding Common Shares and Holding Series A Preferred Shares which complies with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, which shall be distributed to the stockholders of the Bank.

                        (c) Holding and the Bank shall each provide promptly to the other such information concerning its business and financial condition, and affairs and prospects as may be required or appropriate for inclusion in the Prospectus or the Proxy Statement and shall cause their counsel and auditors to cooperate in the preparation of the Prospectus and the Proxy Statement.





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
                        (d) The Bank undertakes to distribute the Proxy Statement and the Prospectus to its stockholders in accordance with applicable federal and state law requirements.

         Section 3.06.  Other Undertakings.

                        (a) If the requisite approval of this Plan is obtained at the meeting of the Bank's stockholders referred to in
         Section 3.01, thereafter and until the Effective Date, the Bank shall issue certificates for Bank Common Stock and Bank Series A Preferred Stock, whether upon transfer or otherwise, only if such certificates bear a legend, the form of which shall be approved by the board of directors of the Bank, indicating that this Plan has been approved and that shares of stock evidenced by such certificates are subject to consummation of this Plan.

                        (b) If at any time (whether before or after the Effective Date), the Bank or the Continuing Bank considers that any further assignment, conveyance or assurance in law is necessary or desirable to vest, perfect or confirm of record in the Continuing Bank the title to any property or rights of the Bank or the Interim Bank, or otherwise to carry out the provisions hereof, the Bank and the Interim Bank hereby undertake through their proper officers and directors to execute and deliver immediately any and all proper deed, assignment and assurance, and to do all things necessary or proper to vest, perfect or confirm title to such property or right in the Continuing Bank and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent to the Merger. The consummation of the Merger is subject to the satisfaction of the following conditions:

                        (a) The votes of at least three-fourths (3/4) of the issued and outstanding Bank Common Shares and three-fourths (3/4) of the aggregate liquidation preference associated with the issued and outstanding Bank Series A Preferred Shares, voting as separate classes, shall have been cast, in person or by proxy, in favor of this Plan at a meeting of the Bank's stockholders called pursuant to
         Section 3.01.

                        (b) All Regulatory Approvals (or waiver or exemption therefrom) and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the Plan shall have been obtained, and all statutory waiting periods shall have expired, without the imposition of any condition or requirements that would materially and adversely affect the operations or business prospects of Holding or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of such transaction, as provided by Section 5.01(c) hereof.

                        (c) The Bank shall have received a ruling or rulings from the appropriate tax authorities and/or an opinion letter from tax counsel to the Bank, satisfactory to the Bank in form and substance, with respect to the Puerto Rico and United States income tax consequences of the Merger.

                        (d) The Holding Common Shares and the Holding Series A Preferred Shares shall have been approved for quotation on the Nasdaq Stock Market's National Market Tier.

         Section 4.02. Effective Date. The Bank, the Interim Bank and Holding shall use their best efforts to cause the Merger to become effective on a date as soon as practicable after each condition precedent listed in Section 4.01 shall have been satisfied. The Merger shall become effective at the time this Plan is properly approved and filed in accordance with the Banking Law (the "Effective Date").

                                   ARTICLE V

                            TERMINATION AND DEFERRAL

         Section 5.01. Termination of the Merger. Prior to the Effective Date, the Plan may be terminated at any time by written notice by either the Bank or the Interim Bank or Holding to the other parties hereto that its board of directors is of the opinion that:

                        (a) The number of Bank Common Shares and/or Bank Series A Preferred Shares that voted against approval of the Plan or the number with respect to which demand for payment of shares has been made is such that the consummation of the Merger is inadvisable, in the sole opinion of such board of directors.

                        (b) Any action, suit, proceeding, or claim is commenced or threatened or any claim is made that could make consummation of the Merger, in the sole opinion of such board of directors, inadvisable;

                        (c) It is likely that a Regulatory Approval, in the sole opinion of such board of directors, will not be obtained, or if obtained, has or will contain or impose a condition or requirement that would materially and adversely affect the operations or business prospects of Holding or the

         Continuing Bank following the Effective Date so as to render inadvisable the consummation of the Merger.

                        (d) Any other reason exists that makes consummation of the Merger in the sole opinion of such board of directors, inadvisable.

         Upon such determination, the Plan shall be deemed void, and there shall be no liability hereunder or on account of such termination on the part of the Bank, the Interim Bank, Holding, or the directors, officers, employees, agents or stockholders or any of them, except that in such event the Bank will pay the fees and expenses incurred by itself, the Interim Bank and Holding in connection with the transactions contemplated herein.

         Section 5.02. Deferral of Effective Date. Consummation of the Merger herein provided may be deferred by the board of directors of the Bank for a reasonable period of time if the Bank's board of directors determines, in its sole discretion, that such deferral would be in the best interest of the Bank and the stockholders of the Bank.

                                   ARTICLE VI

                                APPRAISAL RIGHTS

         Section 6.01. Dissenters' Rights. Any stockholder of the Bank who complies with all applicable provisions of law, including without limitation
Section 15(i) of the Banking Law, shall be entitled to receive the value of the Bank Common Shares and/or Bank Series A Preferred Shares held by such stockholder as provided by Section 15(i) of the Banking Law, provided that:

                        (a) Any Bank Common Shares and/or Bank Series A Preferred Shares held by a holder who has demanded appraisal of such holder's shares and, as of the Effective Date, has neither effectively withdrawn nor lost such holder's right to such appraisal (the "Dissenting Shares") shall not be converted in the manner set forth in
         Section 2.02, but the holder thereof shall only be entitled to such rights as are granted by the Banking Law.

                        (b)  Notwithstanding the provisions of subparagraph
         (a) of this Section 6.01, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's right to appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted as provided in Section 2.02.

                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.01. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth.

         Section 7.02. Amendment. The Plan and the Appendix hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Board of Directors at any time before or after approval by the stockholders of the parties; provided, however that after such approval, no amendment, modification or waiver shall affect the consideration to be received by any party or their respective stockholders. Any such amendment, modification or waiver must be by an instrument in writing and signed on behalf of each of the parties.

         IN WITNESS WHEREOF, the Bank, the Interim Bank and Holding have caused this Plan to be executed in multiple copies, by their duly authorized officers, and have caused their corporate seals to be hereto affixed, as of the date first above written.


                                  WESTERNBANK PUERTO RICO


                                  By: /s/ Frank C. Stipes
                                      ------------------------
                                  Name: Frank C. Stipes
                                  Title: President



                                  [SEAL]

                                  WESTERN INTERIM BANK


                                  By: /s/ Frank C. Stipes
                                      ------------------------
                                  Name: Frank C. Stipes
                                        ----------------------
                                  Title: President
                                  Executed as of February 3, 1999



                                  [SEAL]

                                  W HOLDING COMPANY, INC.


                                  By: /s/ Frank C. Stipes
                                      ------------------------
                                  Name: Frank C. Stipes
                                      ------------------------
                                  Title: President
                                  Executed as of ___________________, 1999



                                  [SEAL]

                                   APPENDIX I

                             DIRECTORS OF THE BANK

 NAMES AND ADDRESSES OF DIRECTORS                                                   TERMS ENDING
 --------------------------------                                                   ------------

 Fidel Pino Cros                                                                        2001
 19 W. McKinley Street
 Mayaguez, Puerto Rico 00680

 Pedro R. Dominguez                                                                     2001
 19 W. McKinley Street
 Mayaguez, Puerto Rico  00680

 Fredeswinda G. Frontera                                                                1999
 19 W. McKinley Street
 Mayaguez, Puerto Rico  00680

 Angel Luis Rosas                                                                       2000
 19 W. McKinley Street
 Mayaguez, Puerto Rico  00680

 Cesar A. Ruiz                                                                          1999
 19 W. McKinley Street
 Mayaguez, Puerto Rico  00680

 Frank C. Stipes                                                                        2000
 19 W. McKinley Street
 Mayaguez, Puerto Rico  00680

 Cornelius Tamboer                                                                      1999
 19 W. McKinley Street
 Mayaguez, Puerto Rico  00680
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